POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Dilia M. Caballero and Douglas P. Dick and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place, and stead, in any and all capacities, to sign any and all registration statements applicable to The Mexico Fund, Inc. and any amendments, exhibits, or supplements thereto, and to file the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney in the capacities and on the dates indicated.

         NAME                              TITLE                      DATE




/s/ Jose Luis Gomez Pimienta          President, Director          June 16, 1998
                                      and Principal
                                      Executive Officer



/s/ Carlos H. Woodworth               Treasurer                    June 16, 1998
                                      and Principal
                                      Financial and
                                      Accounting Officer


/s/ Juan Gallardo T.                  Director                     June 16, 1998




/s/ Philip Caldwell                   Director                     June 16, 1998






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Power of Attorney
Page 2


         NAME                         TITLE                          DATE




/s/ Claudio X. Gonzalez               Director                     June 16, 1998




/s/ Robert L. Knauss                  Director                     June 16, 1998




/s/ Agustin Santamarina V.            Director                     June 16, 1998




/s/ Jaime Serra Puche                 Director                     June 16, 1998